SERVICE AGREEMENT
         APPLICABLE TO TRANSPORTATION OF NATURAL GAS
     UNDER SECTION 9 OF RATE SCHEDULE FT (FT-GSS Service)


               AGREEMENT made as of this first day of April, 1997, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter referred to as "Pipeline," and CONNECTICUT NATURAL
   CORPORATION, a Connecticut corporation, hereinafter referred to as "Customer."


               WHEREAS, Customer desires to purchase transportation services from Pipeline, to transport natural gas from Pipeline's storage to points of interconnection between the facilities of Pipeline and of Tennessee Gas Pipeline Company, as contemplated in the Precedent Agreement between Pipeline and Customer dated April
   10, 1996; and


               WHEREAS, as contemplated by said Precedent Agreement, such services are to be implemented in two phases, the first commencing in 1997, and the second in 1999; and


               WHEREAS, Pipeline desires to provide such transportation services to Customer, pursuant to the terms and conditions of Pipeline's Rate Schedule FT.


               NOW, THEREFORE, WITNESSETH: That, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:



                           ARTICLE I

                           Quantities
                           ----------


         A. During the term of this Agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities Customer has tendered for transportation.



         B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit
   A, attached hereto.



                           ARTICLE II



                             Rate
                             ----


         A. Unless otherwise mutually agreed in a written amendment to this Agreement, beginning on November 1, 1997, Customer shall pay Pipeline for transportation services rendered pursuant to this Agreement, the maximum rates and charges provided under
   Section 9 of Rate Schedule FT set forth in Pipeline's effective
   FERC Gas Tariff, including applicable surcharges and the Fuel
   Retention Percentage. Section 9 of Rate Schedule FT provides that the Reservation Charge will be billed only during the Winter Period (the period of five consecutive months beginning on November 1 of any calendar year and ending on March 31 of the next succeeding calendar year).


         B. Pipeline shall have the right to propose, file and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FT "Applicability and Character of Service,"
   (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.



                           ARTICLE III

                        Term of Agreement
                        -----------------


         Subject to all the terms and conditions herein, this Agreement shall be effective as of November 1, 1997, and shall continue for a primary term as follows:


         A. Phase 1 Services. Commencing November 1, 1997, and continuing in effect for a primary term through and including October 31, 2007, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of the next contract year.


         B. Phase 2 Services. Commencing November 1, 1999, and continuing in effect for a primary term through and including
   October 31, 2009, and from year to year thereafter, until either



   party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of the next contract year.



                           ARTICLE IV

                  Points of Receipt and Delivery
                  ------------------------------


         The Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer's account for Transportation by Pipeline shall be as set forth on Exhibit A.





                           ARTICLE V

         Incorporation By Reference of Tariff Provisions
         -----------------------------------------------


         A. To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:


               1. All of the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule;
   and


               2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.



                           ARTICLE VI

                          Miscellaneous
                          -------------


         A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed



   to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.


         B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:


         Pipeline:   CNG Transmission Corporation
                     445 West Main Street
                     Clarksburg, West Virginia  26301
                     Attention: Vice President, Marketing and Customer Services



         Customer:   Connecticut Natural Gas Corporation
                     100 Columbus Boulevard, P.O. Box 1500
                     Hartford, Connecticut   06144-1500
                     Attention:  Director of Energy Procurement



   or at such other address as either party shall designate by formal written notice.




         C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.


         D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.



                           ARTICLE VII

                          Prior Contract
                          --------------


         Upon its execution by Pipeline and by Customer, this Service Agreement shall supersede and cancel, as of its effective date, the "Precedent Agreement For Firm Transportation Service For GSS Storage Expansion" between Customer and Pipeline dated April 10, 1996, and that certain "Letter Agreement Related to Seasonal Service Expansion Project Precedent Agreements" between Customer and Pipeline dated April 9, 1996.



               IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Agreement to be signed by their duly authorized officials as of the day and year first written above.



   CNG TRANSMISSION CORPORATION

                           (Pipeline)


   By: __________________________

   Its:      Vice President





   CONNECTICUT NATURAL GAS CORPORATION (Customer)



   By: Edna M. Karanian
       -----------------------------

   Its: V.P.
        ----------------------------
                  (Title)

                                                   EXHIBIT A
                                      To The FT-GSS Agreement
                                          Dated April 1, 1997
                         Between CNG Transmission Corporation
                      And Connecticut Natural Gas Corporation


   A.    Quantities

         The maximum quantities of gas that Pipeline shall deliver and that Customer may tender shall be as follows:

         1. Phase 1. For the period commencing November 1, 1997, and continuing in effect for a primary term through and including
   October 31, 2007, and from year to year thereafter until either party gives written notice in accordance with Article III of the Transportation Service Agreement:

               a. A Maximum Daily Transportation Quantity ("MDTQ") of 14,658 Dekatherms ("Dt") per Day; and

               b. A Maximum Annual Transportation Quantity ("MATQ") of 2,213,358 Dt.


         2. Phase 2. For the period commencing November 1, 1999, and continuing in effect for a primary term through and including
   October 31, 2009, and from year to year thereafter until either party gives written notice in accordance with Article III of the Transportation Service Agreement:

               a. An additional MDTQ of 5,000 Dt per Day (resulting in a total MDTQ of 19,658 Dt per Day commencing as of November 1,
   1999); and

               b. An additional MATQ of 755,000 Dt (resulting in a total MATQ of 2,968,358 Dt commencing as of November 1, 1999).


   B.    Point of Receipt

        1. The Point of Receipt for subsequent transportation to Customer for all storage withdrawal quantities shall be the point(s) of withdrawal from Pipeline's storage pools.


        2. This Point of Receipt shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that a corresponding nomination for withdrawal from storage is provided under the "Storage Service Agreement Applicable to the Storage of Natural Gas Under Rate Schedule GSS" between Pipeline and
   Connecticut Natural Gas Corporation, dated April 1, 1997.


   C.    Primary Points of Delivery

         Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Primary Points of



   Delivery as reasonably may be required to render service hereunder, but Pipeline shall not be required to deliver gas (or cause gas to be delivered) at greater than the maximum pressures specified herein. The Points of Delivery shall be the points of interconnection between the facilities of Pipeline and Tennessee
   Gas Pipeline Company at the Ellisburg interconnection, located in Potter County, Pennsylvania or such other points of interconnect that are mutually agreed between Pipeline and customer.